Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Inpixon

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, par value $0.001 per share	457(c) and (h)	58,650,965	(2)	$0.05655	$3,316,712.07	0.00014760	$489.55
	Total Offering Amounts						$3,316,712.07		$489.55
	Total Fee Offsets								$0
	Net Fee Due								$489.55

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of the common stock, par value $0.001 (the “Common Stock”), of Inpixon (the “Registrant”) that become issuable under the 2018 Employee Stock Incentive Plan, as amended (the “2018 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents (i) 19,164,297 additional shares of Common Stock reserved for future issuance under the 2018 Plan, which is comprised of 3,000,000 shares of Common Stock issuable as of January 1, 2022, 3,000,000 shares of Common Stock issuable as of April 1, 2022, 3,000,000 shares of Common Stock issuable as of July 1, 2022, 450,119 shares of Common Stock issuable as of October 1, 2022, 714,178 shares of Common Stock issuable as of January 1, 2023, 3,000,000 shares of Common Stock issuable as of April 1, 2023, 3,000,000 shares of Common Stock issuable as of July 1, 2023 and 3,000,000 shares of Common Stock issuable as of October 1, 2023, pursuant to the provisions of the 2018 Plan that provide for automatic quarterly increases in the number of shares available for issuance under the 2018 Plan and (ii) 39,486,668 shares of Common Stock that have not previously been registered but are available for issuance as a result of the 1-for-75 reverse stock split of the outstanding shares of Common Stock, effective as of October 7, 2022.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $0.05655, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on December 27, 2023, which date is a date within five business days of the filing of this Registration Statement.